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                                                                    EXHIBIT 23.1




        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of JAKKS Pacific, Inc. of our report dated February 23, 2000, on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, which report appears in Form 10-K for the fiscal year ended December 31, 1999.


                                                    /s/ PANNELL KERR FOSTER
                                                    ----------------------------
                                                    PANNELL KERR FOSTER
                                                    Certified Public Accountants
                                                    A Professional Corporation


Los Angeles, California
June 29, 2000



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